Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Equity Incentive Plan of Pacific Capital Bancorp of our report dated February 26, 2008 with respect to the consolidated financial statements of Pacific Capital Bancorp and the effectiveness of internal control over financial reporting of Pacific Capital Bancorp included in its Annual Report (Form 10-K), for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
Los Angeles, California
April 28, 2008